Exhibit 10.1
EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”), dated as of January 1, 2008 (the “Effective Date”), is made and entered by and between Robert Fisch (the “Executive”) and rue 21, inc., a Pennsylvania corporation (the “Company”).
RECITALS
     A. The Company is engaged primarily in the retail apparel business (the “Business”).
     B. The Company desires to be assured of the services of the Executive by employing the Executive in the capacity and on the terms as set forth below.
     C. The Executive desires to commit himself to serve the Company on the terms herein provided.
     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:
     1. Employment. The Company shall employ the Executive and the Executive accepts employment by the Company for the period commencing on the Effective Date and ending at the close of business on January 31, 2011, unless sooner terminated in accordance with the provisions of this Agreement (the “Initial Term”). This Agreement may be renewed upon expiration of the Initial Term for successive one year periods (each a “Renewal Period”), on terms and conditions substantially similar hereto or as otherwise agreed to by the Company and the Executive if the Company provides the Executive with a written notice of its intent to renew by July 31 of the last year of the Initial Term (or July 31 of any Renewal Period) and the Executive provides to the Company a written acceptance notice by the following September 30. The Initial Term as so extended by each Renewal Period is hereinafter referred to as the “Term”. Upon expiration of the Term, except as expressly set forth herein, this Agreement and all of its provisions shall terminate and shall cease to have any force or effect. Subject to the Company’s obligation to provide severance benefits as specified herein, the Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without Cause or Good Reason and for any or no cause or reason, at the option of either the Company or the Executive.
     2. Duties.
          (a) During the Term, the Executive shall serve as the President, Chief Executive Officer and Chairman of the Board of the Company with responsibility for overseeing all aspects of the day to day operations of the Company and with such other authority and duties as may be assigned to him from time to time by the Board of Directors of the Company commensurate with such roles of President and Chief Executive Officer including cooperating with such advisors to the Company as may be engaged by the Board of Directors from time to time.

          (b) During the Term, the Executive shall devote all his working time, attention, skill and efforts to the business and affairs of the Company, will use his best efforts to promote the success of the Company’s business, and shall not enter the employ of or serve as a consultant to, or in any way perform any services, with or without compensation, for, any other person, enterprise, business, company, corporation, partnership, firm, association or organization where such conduct would be inconsistent with, in competition with, or prevent, hinder or restrict the Executive from carrying out, his duties to the Company or which would be otherwise inconsistent with this Section 2(b) or any other provision of this Agreement, in each case, without the prior written consent of the Board of Directors of the Company.
          (c) Nothing in this Agreement shall preclude Executive from devoting time during business hours to (i) personal matters and investments, (ii) professional, educational, philanthropic, public interest, or civic activities, or (iii) serving as a director or member of an advisory committee of any trade association or other entity not in competition with the Company, provided that such activities do not interfere with Executive’s regular performance of his duties and responsibilities hereunder.
          (d) The Company shall use its reasonable best efforts to cause the Executive to continue to be elected as a member of its Board of Directors and Chairman of the Board throughout the Term.
     3. Compensation and Related Matters.
          (a) Salary. From the Effective Date through January 31,2008 the Executive shall receive a salary at the rate of $675,000 per annum (the “Base Salary”), payable in accordance with the Company’s policies in effect from time to time, but in any event no less frequently than monthly. Effective February 1, 2008 the Executive’s Base Salary shall be increased to $735,000 per annum; effective February 1, 2009 the Executive’s Base Salary shall be increased to $800,000 per annum; and effective February 1, 2010 the Executive’s Base Salary shall be increased to $875,000 per annum. For any Renewal Period thereafter, the Executive’s Base Salary shall be reviewed annually for increases by the Board of Directors of the Company to be effective February 1 commencing February 1, 2011.
          (b) Bonus.
               (i) In addition to his Base Salary, provided the Executive remains employed by the Company on the last day of the fiscal year for which such Performance Bonus is payable, the Executive shall be entitled to receive an annual performance based bonus comprised of two components based on the Company’s EBITDA performance during the Spring and Fall selling seasons using the same or a substantially similar methodology as used in the past by the Board of Directors (the “Performance Bonus”) for each fiscal year during the Term. The Board of Directors will determine the actual Performance Bonus awarded to the Executive for any fiscal year, provided, however, that such Performance Bonus for fiscal year 2008 shall be targeted at 50% of the Executive’s Base Salary for such fiscal year and shall range from 0% to a maximum of 110% of the Executive’s Base Salary in such fiscal year. The Performance Bonus for fiscal year 2008 will be based on the Company’s actual EBITDA relative to the Company’s 2008 bonus plan. The bonus plan for each fiscal year and season during the Term will be determined by the Executive and the Board of Directors of the Company. The Performance Bonus will be payable based upon the respective year’s bonus plan and in accordance with and otherwise conform to the EBITDA Bonus Program for Corporate Office as currently adopted by the Board of Directors.
               (ii) The Executive’s Performance Bonus for fiscal years 2009 and 2010 shall be determined by the Board of Directors of the Company, provided that the range of Performance Bonus for which the Executive is eligible in such years, as a percentage of the Executive’s Base Salary, shall not be less than the range for fiscal year 2008 (i.e., 0% to 110%).
          (c) Equity Participation. As of the Effective Date, the Company hereby grants the Executive options (the “Options”) to purchase 75,000 shares of the Company’s common shares, pursuant to the terms of the rue 21, inc. 2003 Ownership Incentive Plan (the “Option Plan”). The Options will have an exercise price equal to Eight Dollars ($8.00) per share representing the fair market value of the Company’s common shares as of January 4, 2008. Thereafter, 25% will be vested, respectively, on August 1, 2008, August 1, 2009, August 1,2010, and August 1,2011. Each of the Options will be exercisable for a period of ten years from the date of grant. In the event of the Executive’s termination prior to the end of the Term, the options will cease to vest on the date of such termination in accordance with the Option Plan, and the Option Agreement executed by the Executive. Upon the occurrence of a Change of Control as defined under the Option Plan, the Executive shall become 100% vested in the unexercised options granted to the Executive and shall be entitled to exercise said options within 30 days after the occurrence of the Change of Control.
          (d) Expenses. The Company shall reimburse the Executive for all reasonable travel and other reasonable out-of-pocket business expenses incurred by the Executive in the performance of his duties under this Agreement upon evidence of payment and otherwise in accordance with the Company’s procedures in effect from time to time.
          (e) Employee Benefits. During the Term, the Executive shall be entitled to participate in or receive benefits under any employee health benefit plan or other arrangement made available by the Company to its senior executives (“Health Benefit Plan”) on a basis consistent with the terms, conditions and overall administration of such Health Benefit Plan. The Executive shall also be entitled to participate in or receive benefits under any other employee benefit plans, on a basis consistent with the terms, conditions and overall administration of such other employee benefit plans. The Company shall provide and pay the entire cost of additional term life insurance coverage for the Executive. The amount of coverage under the additional term life insurance shall equal at least three times the Executive’s Base Salary.
          (f) Vacation; Automobile. The Executive shall be entitled to four weeks paid vacation for each year during the Term in accordance with the Company’s vacation policies in effect for its senior management. Vacation days that are not used within any fiscal year during the Term may not be used in any subsequent fiscal year. The scheduling of such vacation days shall be subject to the mutual agreement of the Board of Directors and the Executive. During the Term, the Company will provide to the Executive an automobile mutually agreed upon by the Executive and the Board of Directors and will pay directly or reimburse the Executive for all insurance and maintenance costs relating to such automobile.

          (g) Certain Housing/Travel Expenses. The Company will reimburse the Executive for a mutually agreed upon apartment for a residence in Pittsburgh, Pennsylvania. The Company will reimburse the Executive for all roundtrip airfare between either Connecticut and Pittsburgh, Pennsylvania or Miami, Florida and Pittsburgh, Pennsylvania, during the Term of the Agreement. The Company also shall reimburse the Executive’s spouse for all roundtrip airfare between either Connecticut and Pittsburgh, Pennsylvania or Miami, Florida and Pittsburgh, Pennsylvania, during the Term of the Agreement.
          (h) Attorney’s Fees. The Company will reimburse the Executive for all reasonable, documented attorney’s fees incurred by the Executive in connection with the negotiation and execution by the Executive of this Employment Agreement and the Stock Option Agreement.
          (i) Deductions and Withholdings. All amounts payable or which become payable hereunder shall be subject to all deductions and withholding required by law.
     4. Termination. This Agreement may be terminated under the following circumstances:
          (a) Death. The Executive’s services hereunder shall terminate upon his death. In the case of the Executive’s death, the Company shall pay to the Executive’s beneficiaries or estate, as appropriate, after his death, his then current accrued and unpaid Base Salary, the pro rata portion of the Executive’s Performance Bonus for the year in which the Executive’s death occurs (based upon the Performance Bonus for which the Executive is eligible that year, with any discretionary components deemed satisfied to the fullest extent), the Executive’s Performance Bonus for the year preceding the year in which the Executive’s death occurs if then due and owing and other benefits and payments then due (including, without limitation, life insurance payments and reimbursement of amounts under Sections 3(d) and (e)) to which the Executive is entitled hereunder. The Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.
          (b) Disability
               (i) If a Disability (as defined below) of the Executive occurs during the Term, the Company may give the Executive written notice of its intention to terminate his employment. In such event, the Executive’s services with the Company shall terminate on the effective date specified in such notice. In the case of a termination as a result of a Disability, the Company shall pay to the Executive after his termination, his then current accrued and unpaid Base Salary, the pro rata portion of the Executive’s Performance Bonus for the year in which the Executive’s Disability occurs (based upon the Performance Bonus for which the Executive is eligible that year, with any discretionary components deemed satisfied to the fullest extent), the Executive’s Performance Bonus for the year preceding the year in which the Executive’s Disability occurs if then due and owing and other benefits and payments then due (including, without limitation, long or short term disability benefits and reimbursement of amounts under Sections 3(d) and (e) to which the Executive is entitled hereunder. The Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

               (ii) For the purpose of this subsection 4(b), “Disability” shall mean the Executive’s inability to perform his duties to the Company on a full-time basis, either with or without reasonable accommodation, as defined in the Americans with Disabilities Act, for 120 consecutive days or a total of 180 days in any twelve month period as reasonably determined by the Board of Directors of the Company.
          (c) Termination by the Company for Cause. The Company may terminate the Executive’s services hereunder for Cause (as defined below) at any time upon written notice to the Executive. In such event, the Executive’s services shall terminate on the effective date specified in such notice. In the case of the Executive’s termination for Cause, the Company shall promptly pay to the Executive his then current accrued and unpaid Base Salary, reimbursement of amounts under Sections 3(d) and (e) to which the Executive is entitled hereunder and other benefits then due. The Executive and his beneficiaries shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances. For purposes of this Agreement, the Company shall have “Cause” to terminate Executive’s services hereunder in the event of (A) acts or omissions by the Executive which constitute intentional misconduct or a knowing violation of a material written policy, of the Company (B) the Executive personally receiving a benefit in money, property or services from the Company or from another person dealing with the Company, in knowing violation of applicable law or a violation of material written Company policy, (C) an act of fraud, conversion, misappropriation, or embezzlement by the Executive or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment, (D) an act of moral turpitude adversely affecting the ability of the Executive to perform his duties hereunder, (E) alcohol or controlled substance abuse, (F) reckless disregard in the performance of the Executive’s duties, (G) the commission in bad faith by the Executive of any act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company, (H) a material breach by the Executive of any of the provisions of Section 5 or (I) any other breach by the Executive of this Agreement in any material respect, which continues uncured for thirty (30) days after receipt by the Executive of written notice of breach from the Company, provided, however, the Company shall not be permitted to terminate the Executive for Cause pursuant to subsections (B), (E) or (H) of this Section 4(c) if the Company shall not have previously provided the Executive with a one-time only written notice from the Company that the Executive committed any act set forth in subsections (B), (E) or (H) which Executive failed to cure within thirty (30) days following receipt of such notice.
          (d) Termination by the Executive Without Good Reason
               (i) The Executive may terminate his employment hereunder for other than Good Reason (as defined below), provided that Executive first gives the Company a written notice of termination at least 30 calendar days prior to the effective date of any such termination. In the event the Executive terminates his employment for other than Good Reason, the Company shall pay to the Executive his then current accrued and unpaid Base Salary and other benefits and payments then due (including, without limitation, reimbursement of amounts under Sections 3(d) and (e)) to which the Executive is entitled hereunder and the Executive shall have 60 days from the date of delivery of such notice to exercise any vested and exercisable options under the Company’s Stock

Option Plan then in effect. The Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstance.
               (ii) For purposes of this Agreement, “Good Reason” means, other than with the Executive’s consent, (A) the removal of the Executive from, or the failure to reappoint Executive to, the position the Executive held with the Company pursuant to this Agreement, (B) any material decrease or other material adverse change in the duties and responsibilities of the Executive below his duties and responsibilities contemplated in Section 2(a), (C) the failure to continue to elect the Executive to the Board of Directors or removal of the Executive from the Board of Directors at any time during the Term, (D) any other material breach by the Company of this Agreement, and which, with respect to clauses (B) and (D) hereof, continues uncured for thirty (30) days after receipt by the Company of written notice of breach from the Executive or (E) a Change in Control of the Company, provided, however, that in the event of a Change in Control of the Company, the Executive shall be required to remain with the Company for a period of six months following the Change in Control prior to Executive having a right to terminate for Good Reason hereunder solely by reason of such Change in Control and provided, further, that notwithstanding the occurrence of a Change in Control, the Executive shall have Good Reason if, following such change in Control, any of the circumstances set forth in clauses (A), (B), (C) or (D) exists and, which, with respect to clauses (B) and (D) hereof, continues uncured for thirty (30) days after receipt by the Company of written notice of breach from the Executive. For purposes of this Agreement, “Change in Control” means, other than with the Executive’s consent, the occurrence of any of the following events:
     (A) the Company is merged, consolidated or reorganized into or with another Company or other entity and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board of Directors (the “Voting Stock”) of such Company or other entity immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction; or
     (B) the Company sells or otherwise transfers all or substantially all of its assets or capital stock to another company or other entity or person, and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding voting stock of such company or other entity or person is held in the aggregate by the holders of the Voting Stock of the Company immediately prior to such sale or transfer; or
     (C) “any “person” or “persons” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than APAX Partners LP and its affiliates (“APAX”), becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities
          (e) Termination by the Company Without Cause. The Company may terminate the Executive’s services hereunder without Cause at any time upon written notice to the Executive. In such event, the Executive’s employment hereunder shall terminate on the effective date specified in the notice. In the event the Executive’s services hereunder are terminated by the Company without

Cause, provided that the Executive enters into a Separation Agreement and Release of the Company and related parties substantially similar to the form attached hereto as Exhibit A, the Company shall: (i) pay the Executive an amount equal to two (2) times his Base Salary in effect on the effective date of termination plus two (2) times his Performance Bonus target for the year in which such termination occurs, and (ii) to the extent permitted by the Company’s benefit plans, provide the benefits set forth in Section 3(e) then provided to the Executive for a period of 24 months following the Executive’s termination pursuant to this Section 4(e), provided that, to the extent such continuation of one or more benefits is not permitted by the Company’s benefit plans, the Company shall pay to the Executive, within thirty (30) days after the discontinuation of any such benefit(s), a lump sum payment of reasonably equivalent value to the discontinued benefit(s). The entire amount payable under subsection (i) above shall be paid to the Executive in one lump sum payment within thirty (30) days after the effective date of termination. In addition, the Executive shall be deemed fully vested, as of the effective date of such termination, in all accrued benefits under all retirement plans (excluding any stock option plans) for which the Executive is eligible and has participated, and all such accrued benefits shall be calculated, for all purposes, as if the Executive were credited, as of the effective date of termination, with two additional years of age and/or service to the Company. Further, the Company shall reimburse the Executive for any amounts then due pursuant to Section 3(d) and shall pay the Executive’s Performance Bonus for the year preceding the year in which the Executive’s termination occurs if then due and owing, and the Executive shall have 60 days from the date of delivery of such termination notice to exercise any vested and exercisable options under the Company Stock Option Plan then in effect. The Executive shall be entitled, at his election and his sole cost and expense, to receive benefits provided pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination date Executive’s benefits as set forth in the preceding sentence. The Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.
          (f) Termination by the Executive For Good Reason. The Executive may terminate his employment hereunder for Good Reason upon written notice to the Company. In such event, the Executive’s employment hereunder shall terminate on the date specified in the notice. In the event the Executive terminates his employment for Good Reason, provided that the Executive enters into a Separation Agreement and Release of the Company and related parties substantially similar to the form attached hereto as Exhibit A, the Company shall: (i) pay the Executive an amount equal to two (2) times his Base Salary in effect on the effective date of termination plus two(2) times his Performance Bonus target for the year in which such termination occurs, and (ii) to the extent permitted by the Company’s benefit plans, provide the benefits set forth in Section 3(e) then provided to the Executive for a period of 24 months following the Executive’s termination pursuant to this Section 4(f) provided that, to the extent such continuation of one or more benefits is not permitted by the Company’s benefit plans, the Company shall pay to the Executive, within thirty (30) days after the discontinuation of any such benefit(s), a lump sum payment of reasonably equivalent value to the discontinued benefit(s). The amount payable under subsection (i) above, shall be paid to the Executive in one lump sum payment within thirty (30) days after the effective date of termination. In addition, the Executive shall be deemed fully vested, as of the effective date of such termination, in all accrued benefits under all retirement plans (excluding any stock option plans) for which the Executive is eligible and has participated, and all such accrued benefits shall be calculated, for all purposes, as if the Executive were credited, as of the effective date of termination, with two additional years of age and/or service to the Company. Further, the Company shall reimburse the

Executive for any amounts then due pursuant to Section 3(d) and shall pay the Executive’s Performance Bonus payment for the year preceding the year in which the Executive terminates his employment for Good Reason if then due and owing. The Executive shall be entitled, at his election and his sole cost and expense, to receive benefits provided pursuant to COBRA following the termination date Executive’s benefits as set forth in the preceding sentence. The Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.
          (g) Failure to Renew Agreement. The Executive and his beneficiaries, shall be entitled to no compensation or benefits under this Agreement, following, or as a result of the failure by the Executive to renew this Agreement pursuant to Section 1. In the event the: Company elects not to renew this Agreement pursuant to Section 1, provided that the Executive enters into a Separation Agreement and Release of the Company and related parties substantially similar to the form attached hereto as Exhibit A, the Company shall: (i) pay the Executive an amount equal to 24 months of his Base Salary in effect on the date of the end of the Term in which the Company elected not to renew the Agreement pursuant to this Section 4(g) and (ii) to the extent permitted by the Company’s benefit plans, continue to provide the benefits set forth in Section 3(e) then provided to the Executive, for a period of 24 months following the end of the term in which the Company elected not to renew this Agreement pursuant to this Section 4(g). The amount payable under subsection (i) above, shall be payable in equal weekly installments commencing on the date of the end of the Term in which the Company elected not to renew the Agreement pursuant to Section 4(g) and continuing thereafter until paid in full; provided, however, in the event the Company fails to timely make any such weekly payment to the Executive, the entire unpaid amount due Executive under subsection (i) above shall be payable in an immediate lump sum payment upon the demand of Executive. In addition, the Company shall reimburse the Executive for any amounts then due pursuant to Section 3(d). The Executive shall be entitled, at his election and his sole cost and expense, to receive benefits provided pursuant to COBRA following the terms of the Executive’s benefits as set forth in the preceding sentence. The Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, the Company’s failure to renew this Agreement.
     5. Inclusion of Executive’s Shares in Offering, “Piggy-Back” Registration Rights. If at any time or times after the Effective Date, the Company proposes for any reason to register any shares of its capital stock for public sale under the Securities Act of 1933, as amended (whether in connection with a public offering of securities by the Company, an initial public offering of securities by stockholders of the Company, or both), the Company will promptly give written notice thereof to the Executive, such notice to include a brief description of the proposed registration and offering including the total proposed size, other anticipated selling shareholders, identity of the underwriter (if any), and anticipated range of offering prices. Within ten days after the receipt of such notice, the Executive may elect in writing to include some or all of his Company shares for sale and registration in the proposed offering, in which case the Company wilt effect the registration under the Securities Act of all such shares requested by the Executive, up to (but not exceeding) that number of the Executive’s shares that bears the same proportion to the total number of all shares held by the Executive as the number of APAX shares that are included in such registration bears to the total number of all shares held by APAX. In the case of the registration of shares of the Company in connection with an underwritten public offering, the Company shall not be required to include any shares of the Executive unless the Executive accepts the standard and customary terms of the underwriting as reasonably agreed upon by the Company, APAX and the managing underwriter(s) for such offering. The Company will bear all costs associated with the inclusion of the Executive’s shares in any such offering with the sole exception of any applicable underwriting commissions or discounts. The provisions of this Section 5 shall survive any termination of this Agreement and termination of the Executive’s employment with the Company.
     6. Confidential and Proprietary Information
          (a) The parties agree and acknowledge that during the course of the Executive’s employment, the Executive has been given and will have access to and be exposed to trade secrets and confidential information in written, oral, electronic and other form regarding the Company (which includes but is not limited to all of its business units, divisions and subsidiaries) and its business, including, without limitation, the Company’s business methods, practices, strategies, forecasts, pricing, and marketing techniques; the amounts paid to the Company’s licensors, vendors and other suppliers; the identities of the Company’s key sales representatives and personnel and other employees; advertising and sales materials; and other facts and financial and other business information concerning or relating to the Company and its business, operations, financial condition, results of operations and prospects. The Executive expressly agrees to use such trade secrets and confidential information only for purposes of carrying out his duties for the Company, and not for any other purpose, including, without limitation, not in any way or for any purpose detrimental to the Company. The Executive shall not at any time, either during the course of his employment hereunder or during the two years after the termination of such employment, use for himself or others, directly or indirectly, any such trade secrets and confidential information, and, except as required by law, the Executive shall not disclose such trade secrets and confidential information, directly or indirectly, to any other person or entity. Trade secret and confidential information hereunder shall not include any information which (i) is already in or subsequently enters the public domain, other than as a result of any direct or indirect action or inaction by the Executive, (ii) becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that such source is not subject to a confidentiality agreement or other obligation of secrecy or confidentiality (whether pursuant to a contract, legal or fiduciary obligation or duty or otherwise) to the Company or any other person or entity or (iii) is approved for release by the Company or which the Company makes available to third parties without an obligation of confidentiality.
          (b) All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, which the Executive shall prepare or receive in the course of his employment with the Company and which relate to or are useful in any manner to the business now or hereafter conducted by the Company are and shall remain the sole and exclusive property of the Company, provided, however, nothing herein shall prohibit the Executive from retaining, for his records only, a copy of any information relating to his compensation and benefits, including copies of any benefit plans under which he is a participant. The Executive shall not remove from the Company’s premises any such physical property, the original or any reproduction of any such materials nor the information contained therein except for the purposes of carrying out his duties to the Company and all such property (except for any items of personal property not owned by the Company), materials and information in his possession or under his custody or control upon the termination of his employment shall be immediately turned over to the Company.
          (c) The provisions of this Section 6 shall survive any termination of this Agreement and termination of the Executive’s employment with the Company.
     7. No Solicitation.
          (a) The Executive acknowledges and agrees that he has gained and during the time of his employment with the Company, will gain, valuable information about the identity, qualifications and on-going performance of the employees of the Company. During the two-year period commencing on the date of the termination of the Executive’s employment with the Company, the Executive shall not directly or indirectly (i) hire, employ, offer employment to, or seek to hire, employ or offer employment to, any of the Company’s (A) current employees or (B) former employees in senior management or field organization positions who have been employed by the Company within one year prior to any such hiring or solicitation thereof by the Executive, (ii) solicit or encourage any such employee to seek or accept employment with any other person or entity or (iii) disclose any information, except as required by law, about such employee to any prospective employer.
          (b) The provisions of this Section 7 shall survive any termination of this Agreement and the termination of Executive’s employment with the Company.
     8. Injunctive Relief. The Executive and the Company (a) intend that the provisions of Sections 6 and 7 be and become valid and enforceable, (b) acknowledge and agree that the provisions of Sections 6 and 7 are reasonable and necessary to protect the legitimate interests of the Company and its business and (c) agree that any violation of Sections 6 or 7 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain and the remedies at law for which will not be reasonable or adequate compensation to the Company for such a violation. Accordingly, the Executive agrees that if the Executive violates the provisions of Sections 6 or 7, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.
     9. Assignment: Successors and Assigns. The Executive agrees that he shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, any rights or obligations under this Agreement, nor shall the Executive’s rights hereunder be subject to encumbrance of the claims of creditors. Any purported assignment, transfer, delegation, disposition or encumbrance in violation of this Section 9 shall be null and void and of no force or effect. Nothing in this Agreement shall prevent the consolidation or merger of the Company with or into any other entity, or the sale by the Company of all or any portion of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any affiliated entity and, subject to the Executive’s right to terminate for Good Reason, the Executive hereby consents to any and all such assignments. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and, except as expressly provided herein, no other person or entity shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.
     10. Governing Law, Jurisdiction and Venue. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania without regard to the conflicts of law principles thereof. Suit to enforce this Agreement or any provision or portion thereof may be brought in any court of competent jurisdiction.
     11. Severability of Provisions. In the event that any provision or any portion thereof should ever be adjudicated by a court of competent jurisdiction to exceed the time or other limitations permitted by applicable law, as determined by such court in such action, then such provisions shall be deemed reformed to the maximum time or other limitations permitted by applicable law, the parties hereby acknowledging their desire that in such event such action be taken. In addition to the above, the provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions thereof shall not affect the validity or enforceability of any other provision, or portion of this Agreement, which shall remain in full force and effect as if executed with the unenforceable or invalid provision or portion thereof eliminated.
Notwithstanding the foregoing, the parties hereto affirmatively represent, acknowledge and agree that it is their intention that this Agreement and each of its provisions are enforceable in accordance with their terms and expressly agree not to challenge the validity or enforceability of this Agreement or any of its provisions, or portions or aspects thereof, in the future.
     12. Warranty. As an inducement to the Company to enter into this Agreement, the Executive represents and warrants that he is not a party to any other agreement or obligation for personal services, and that there exists no impediment or restraint, contractual or otherwise, on his power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder.
     13. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice will be sent to:
          (a) if to the Company:
rue 21, inc.
800 Commonwealth Drive, Suite 100
Warrendale, PA 15086
Attention: Keith McDonough,
Senior Vice President and Chief Financial Officer

Telecopy:
with a copy to:
APAX Partners LP
153 E 53rd, 53rd Floor
New York, NY 10022
Attention: John Megrue
Telecopy: (212) 419-2412
Reed Smith LLP
435 Sixth Avenue
Pittsburgh, PA 15219
Attention: Peter Blasier
Telecopy: (412) 288-3063
          (b) if to the Executive, to:
28 Governors Row
West Hartford, Connecticut 06117
Attention: Robert N. Fisch
with a copy to:
Dinsmore & Shohl, LLP
255 E Fifth Street, Suite 1900
Cincinnati, OH 45202
Attention: Paul A. Ose
Telecopy: (513) 977-8697
or to such other place and with such other copies as either party may designate as to itself or himself by written notice to the others.
     14. Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     15. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same Agreement.
     16. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and supersede, and may not be contradicted by, modified or supplemented by, evidence of any prior or contemporaneous agreement other than the 2003 Incentive Ownership Plan between the Company and the Executive. The parties further intend that this Agreement shall constitute the complete and exclusive statements of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.
     17. Amendments: Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Company and signed by the then existing parties hereto. As an exception to the foregoing, the parties acknowledge and agree that the Company shall have the right, in its sole discretion, to reduce the scope of any covenant or obligation of the Executive set forth in Sections 6 or 7 of this Agreement or any portion thereof, effective immediately upon receipt by the Executive of written notice thereof from the Company. No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or be construed as a further, continuing or subsequent waiver of any such provision or as a waiver of any other provision of this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.
     18. Termination of Credit Agreements. The Company and the Executive acknowledge that, concurrently with the execution of this Agreement, the Executive has delivered to the Company for cancellation that certain irrevocable standby letter of credit issued in favor of the Executive and the Company have terminated the related First Amended and Restated Employee Security Agreement (the “Credit Arrangements”), which Credit Arrangements were put in place to support certain contingent severance obligations payable by the Company to the Executive. Further, the Executive will immediately file all appropriate UCC termination statements with respect to any liens related to the Credit Arrangements.
     19. Representation of Counsel: Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s-length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

rue 21, inc.
By:	/s/ Robert Fisch
	Name:	Robert Fisch
	Title:	President, CEO

EXECUTIVE
/s/ Authorized Signatory

EXHIBIT A
SEPARATION AGREEMENT AND GENERAL RELEASE
     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“Release”) is entered into by Robert Fisch (“Executive”) and rue 21, inc., a Pennsylvania corporation (the “Company”).
     Executive and the Company desire to settle fully any and all matters between them, including, but not limited to, any matters relating to Executive’s employment with the Company, Executive’s Employment Agreement with the Company, dated as of January 1, 2008, a copy of which is attached hereto and is hereby incorporated by reference herein (“Employment Agreement”), and the termination of Executive’s employment. Therefore, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Executive and the Company agree as follows:
     1. Termination of Employment. Executive’s employment with the Company is terminated effective                      (“Termination Date”). Executive waives and releases any claim that he has or may have to reemployment with the Company, or any of its parent companies, subsidiary companies, affiliates, successors or assigns.
     2. Employment Agreement. The Company will provide termination payments and benefits as of the Termination Date as provided in Section 4 of Executive’s Employment Agreement. The Company will provide any payments provided in Section 3 of Executive’s Employment Agreement owed to the Executive as of the Termination Date. Executive agrees to comply with all of his or her continuing obligations under the Employment Agreement, including without limitation Sections 6 and 7 of the Employment Agreement, Executive will not seek any further compensation or benefits from the Company, or any of its parent companies, subsidiary companies, affiliates, successors or assigns, except as expressly provided in the Employment Agreement. Any rights Executive may have to equity compensation and/or stock options are governed by the terms of 2003 Incentive Ownership Plan of the Company, and other Company documents relating to stock options.
     3. No Authority. Executive understands and agrees that effective on the Termination Date, Executive is no longer authorized to incur any expenses, obligations, or liabilities on behalf of the Company.
     4. Release. As a material inducement to the Company to enter into the Employment Agreement and to receive the termination payments provided in Section 4 thereof, Executive hereby forever releases and discharges the Company, its parent, subsidiaries, owners, affiliates, divisions, shareholders, directors, officers, members, partners, business associations, agents, current and former employees, attorneys, related companies, predecessors, successors and assigns (collectively “Released Parties”), and each of them, of and from any and all charges, complaints, claims, or liabilities (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, or any state law tort claim, or any federal, state, or other governmental statute, regulation, or ordinance, including, but not limited to, claims under Title

VII of the Civil Rights Act of 1964 or the Age Discrimination in Employment Act, 29 U.S.C. §§62 1-634, which Executive now has or claims to have, or which Executive at any time heretofore had or claimed to have, against each or any of the Released Parties; provided, however, Executive specifically does not release (a) any rights under the Age Discrimination in Employment Act arising after the Effective Date of this Release, (b) any claims to enforce this Release or any claims which Executive is precluded from waiving by operation of law, (c) any claims Executive may have against the Company pursuant to the terms of the Stockholders Agreement, by and among the Company and the Stockholders signatory thereto, if the Executive is a party to such agreement, (d) any entitlement executive may have to indemnification from the Company for actions taken in his capacity as an employee, officer or director of the Company for which indemnification is provided pursuant to the Company’s Third Amended and Restated Articles of Incorporation, the Bylaws of the Company currently in effect any applicable insurance policy of the Company or otherwise provided by law, and (e) [Describe reasonable any non-employment related claim against the Company alleged by the Executive in good faith to be outstanding on the date of this Release]. Notwithstanding the foregoing, the parties acknowledge that any continuing obligations under the Employment Agreement remain in full force and effect, including, without limitation, the Company’s and the Executive’s obligations described in Section 2 of this Release and the Executive’s obligations set forth in Sections 6 and 7 of the Employment Agreement.
     5. No Claims. Executive represents that Executive has not filed any complaints, charges, or lawsuits with any local, state, or federal agency or court against the Company or any of the Released Parties, that Executive will not do so at any time based upon any matter that he or she released in Paragraph 4 that arose on or before the execution of this Release, and that if any such agency or court assumes jurisdiction of any such charge, complaint, or lawsuit against the Company or any of the Released Parties on behalf of Executive, Executive will request such agency or court to withdraw from the matter.
     6. Consultation with Counsel. Executive agrees that Executive fully understands Executive’s right to discuss all aspects of this Release with Executive’s attorney, that the Company encourages Executive to consult with legal counsel, that Executive has carefully read and fully understands all the provisions of this Release, and that Executive is knowingly and voluntarily entering into this Release.
     7. No Representations. Executive represents and acknowledges that, in signing this Release, Executive does not rely, and has not relied, upon any representation or statement made by any of the Released Parties or by any of the Released Parties’ agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Release or otherwise.
     8. Acceptance and Revocation. Executive agrees that this Release was presented to Executive for review and consideration on                      (“Review Date”). Executive understands that Executive has twenty-one (21) days from the Review Date within which to decide whether to execute this Release and return it to the Company. If Executive does not return this Release to the Company fully executed within twenty-one (21) days of the Review Date, any offer implied by the representation of this Release for Executive’s review and consideration is withdrawn in its entirety at that time. Executive further understands that Executive has seven (7) days after execution of this Release within which to provide the Company with written notice of revocation of this Release

(“Revocation Period”). If said written notice of revocation is not received by the Company by the close of business on the seventh day following Executive’s signing of this Release, Executive agrees that this Release shall be final, binding, and irrevocable. If Executive does exercise his or her right to revoke this Release, all of the terms and conditions of the Release shall be of no force and effect and the Company shall not have any obligation to make payments to Executive as set forth in this Release.
     9. Notices. The executed copy of this Release and/or any written notices should be provided to:
rue 21, inc.
800 Commonwealth Drive, Suite 100
Warrendale, PA 15086
Attn: Secretary
     10. Effective Date. This Release shall not become effective in any respect until the Revocation Period has expired without notice of revocation. In the absence of Executive’s revocation of this Release, the eighth day after Executive’s signing of this Release shall be the “Effective Date” of this Release.
     11. No Admissions. This Release shall not in any way be construed as an admission by the Company that it has acted wrongfully or breached any Release with respect to Executive or any other person, or an admission of any acts of discrimination whatsoever against Executive, and the Company specifically disclaims any liability to or discrimination against Executive, on the part of itself, its employees, its agents or its affiliates.
     12. Executive Breach. Executive agrees that, in the event Executive breaches any provision of this Release, Executive agrees to indemnify the Company and the Released Parties against all liability, costs and expenses, including reasonable attorney’s fees, and will reimburse the Company for all benefits paid to-Executive pursuant to-this Release.
     13. Sole and Entire Agreement. The Release, including the Employment Agreement, constitutes the entire agreement of the parties, and fully supersedes any and all prior and contemporaneous agreements or understandings between the parties. This Release may be amended or modified only by an agreement in writing and signed by both parties.
     14. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania, without giving effect to its principles of conflict of laws.
     15. Severability. If any provision of this Release or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Release and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal.

     16. Survival of Provisions. Notwithstanding any other provision of this Release, the parties’ respective rights and obligations under Sections 4, 6 and 7 of the Employment Agreement will survive any termination or expiration of this Release or the termination of Executive’s employment for any reason whatsoever.
     17. Counterparts. This Release may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.
     PLEASE READ AND CONSIDER THIS RELEASE CAREFULLY BEFORE SIGNING IT. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Signature:
Robert Fisch
Date:

Witnessed:
Name:
Date:

rue 21, inc.
By
Title
Date:

ACTION BY WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
rue21, inc.
     Pursuant to the authority granted by 15 Pennsylvania Consolidated Statutes Section 1727(b), the Board of Directors of rue21, inc. (the “Company”) adopted the following resolution by unanimous written consent of all of the Directors of the Company:
     RESOLVED, that the form, terms and provisions of the Employment Agreement between Robert Fisch and the Company dated as of January 1, 2008 in the form attached hereto as Exhibit A (the “Employment Agreement”) are hereby approved and that each of the officers of the Company are authorized and directed, on behalf of the Company, to execute and deliver the Employment Agreement and such documents, instruments and agreements contemplated thereby and to take such actions as the officers deem necessary or appropriate to perform the obligations of the Company thereunder.
     Signed this                      day of January, 2008.

/s/ John Megrue
John Megrue

Kathryn Swintek

Robert Fisch

ACTION BY WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
rue21, inc.
     Pursuant to the authority granted by 15 Pennsylvania Consolidated Statutes Section 1727(b), the Board of Directors of rue21, inc. (the “Company”) adopted the following resolution by unanimous written consent of all of the Directors of the Company:
     RESOLVED, that the form, terms and provisions of the Employment Agreement between Robert Fisch and the Company dated as of January 1, 2008 in the form attached hereto as Exhibit A (the “Employment Agreement”) are hereby approved and that each of the officers of the Company are authorized and directed, on behalf of the Company, to execute and deliver the Employment Agreement and such documents, instruments and agreements contemplated thereby and to take such actions as the officers deem necessary or appropriate to perform the obligations of the Company thereunder.
     Signed this 18th day of January, 2008.

John Megrue

Kathryn Swintek

/s/ Robert Fisch
Robert Fisch

ACTION BY WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
rue21, inc.
     Pursuant to the authority granted by 15 Pennsylvania Consolidated Statutes Section 1727(b), the Board of Directors of rue21, inc. (the “Company”) adopted the following resolution by unanimous written consent of all of the Directors of the Company:
     RESOLVED, that the form, terms and provisions of the Employment Agreement between Robert Fisch and the Company dated as of January 1, 2008 in the form attached hereto as Exhibit A (the “Employment Agreement”) are hereby approved and that each of the officers of the Company are authorized and directed, on behalf of the Company, to execute and deliver the Employment Agreement and such documents, instruments and agreements contemplated thereby and to take such actions as the officers deem necessary or appropriate to perform the obligations of the Company thereunder.
     Signed this 21 day of January, 2008.

John Megrue

/s/ Kathryn Swintek
Kathryn Swintek

Robert Fisch